Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE  “ACT”).  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

PROMISSORY NOTE

$__________	March __, 2012

FOR VALUE RECEIVED, Azzurra Holdings Corporation, a Delaware corporation (the “Borrower” or the “Company”), hereby promises to pay to the order of ________ (the “Lender”), the principal sum of $________ plus interest at the rate of eight percent (8%), as set forth below.  Principal and accrued interest shall be due and payable on demand (the “Demand Date”).  Payments of principal and interest shall be made when due, at the address of the Lender, as shown on the books and records of the Borrower, in lawful money of the United States of America.

1.	Prepayment. The Borrower may prepay amounts due under this Note, or any portion thereof, at any time, without premium or penalty.

2.
Interest.  Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest at a rate per annum equal to seven percent (7%).  Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date.  After the Demand Date, interest on the unpaid balance of the principal amount outstanding shall accrue at a rate per annum equal to the lesser of ten percent (10%) or the highest rate permitted by law computed on the basis of a 360-day year of twelve (12) 30-day months.

3.	Notices. The Borrower shall give immediate notice to the Lender of:

(a)
the occurrence of any Event of Default (as defined below) accompanied by a certificate specifying the nature of such Event of Default, the circumstances thereof and the action that the Borrower has taken or proposes to take; or

(b)
any claim, litigation or judicial proceeding which may exist at any time which, if determined adversely, could have a material adverse effect on the ability of the Borrower to perform its obligations under this Note.

4.
No Conflicts.  The Borrower shall not enter into any agreement that would impair or conflict with the Borrower’s obligations hereunder without the Lender’s prior written consent.  The Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in the Borrower’s rights and interest in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

5.	Events of Default. Any of the following events shall constitute an “Event of Default” under this Note:

(a)	Payments. The Borrower shall fail to make any payments due under this Note after the same shall become due and such failure shall continue for five days;

(b)
Insolvency.  The Borrower shall have become insolvent or bankrupt or admit in writing its inability to pay any of this debt as they mature or make an assignment for the benefit of creditors, or a receiver or trustee shall have been appointed with respect to the Borrower or any of the Borrower’s estate; provided, that an Event of Default shall not have occurred under this Note if such action is opposed by the Borrower and is dismissed within ninety (90) days; or

(c)
Bankruptcy.  Bankruptcy, reorganization arrangement, insolvency or liquidation proceedings for relief under the United States Code or any bankruptcy law or similar law now or hereafter in force for the relief of debtors shall be instituted by or against the Borrower and, solely with respect to any proceedings instituted against the Borrower by a third party, the Borrower shall fail to dismiss or to stay such proceedings within ninety (90) days of such institution.

6.
Loss of Note. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Note a new Note or like tenor.

7.
No Presentment.  The Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of this Note. The Borrower agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

8.
Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

9.	Amendments. This Note may not be modified or amended in any manner except in writing executed by the Borrower and the Lender.

10.	Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Lender and their respective successors and permitted assigns.

11.	Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

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                                                                AZZURRA HOLDINGS CORPORATION

By: ________________________________

Name: ______________________________

Title: President